Exhibit 21

                        SUBSIDIARIES OF TOSCO CORPORATION


AZL Resources, Inc.
         Arizona-Florida Land & Cattle Company
         AZCO Properties, Inc.
         AZL Engineering, Inc.
         Breckenridge Nordic Village Corporation
C. S. Land, Inc.
Davis Point Pipeline Company
Diablo Service Corporation
Emerald Shipping Corporation
Golden Valley Pipeline Company
International Energy Insurance Limited
Marcus Hook Refining Company
O. S. Land Services, Inc.
Pacific Northwest Energy Company
Royal Triton Company
Seminole Fertilizer Corporation
         Ridgewood Chemical Corporation
Soundview Fitness Center, Inc.
Spirit Enterprises, Inc.
T Northwest Properties I, Inc.
T Northwest Properties II, Inc.
The Circle K Corporation
         Circle K Stores Inc.
                  CKC, Inc.
                  Charter Marketing (Connecticut)
                  Circle K Money Orders Corp.
                  Circle K International, Inc. (US)
                  Circle K Franchise Corporation
                  CKST Corporation
                  Circle K Arizona Limited Partners, Inc.
The Oil Shale Corporation
Tosco (C-TI), Inc.
Tosco (C-TLP), Inc.
Tosco (U.K.) Ltd.
Tosco Capital Corp.
Tosco Europe Limited
Tosco Funding Corporation
Tosco Marketing, Inc.
Tosco Northwest, Inc. (formerly Western Hemisphere
Corporation)
         Avon Marine Corp.
         Riverhead Marine Corp.
Tosco Northwest Properties III, Inc.
Tosco Power, Inc.
Tosco Processing & Marketing, Inc.
         Bayway Refining Company
         Tosco Pipeline Company
Tosco Refining Company, Inc.
Tosco Terminal Company
Tosco Trading, Transportation and Supply, Inc.
Toscopetro Corporation
TPC Pipe Line Company
Unocal 76 Mexico
Unocal Expresslube, Inc.                              As of 12/31/97